Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated May 23, 2011 with respect to the consolidated financial statements for the year ended March 31, 2011 of Fluid Routing Solutions, Inc. included in the Form 8-K/A of Park Ohio Holdings Corp. filed on June 5, 2012, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Southfield, Michigan

June 29, 2012